FOR IMMEDIATE RELEASE	STERLING BANCORP CONTACT:
July 22, 2020	Emlen Harmon, SVP - Director of Investor Relations
212.309.7646
http://www.sterlingbancorp.com
Sterling Bancorp announces results for the second quarter of 2020 with diluted income per share available to common stockholders of $0.25 (as reported) and $0.29 (as adjusted).
Key Performance Highlights for the Three Months ended June 30, 2020 vs. June 30, 2019

($ in thousands except per share amounts)	GAAP / As Reported			Non-GAAP / As Adjusted[1]
	6/30/2019	6/30/2020	Change % / bps	6/30/2019	6/30/2020	Change % / bps
Total assets	$30,237,545	$30,839,893	2.0%	$30,237,545	$30,839,893	2.0%
Total portfolio loans, gross	20,370,306	22,295,267	9.4	20,370,306	22,295,267	9.4
Total deposits	20,948,464	23,600,621	12.7	20,948,464	23,600,621	12.7
Pretax pre-provision net revenue (“PPNR”)[2]	131,957	114,508	(13.2)	123,338	113,832	(7.7)
Net income available to common	94,473	48,820	(48.3)	105,124	56,926	(45.8)
Diluted EPS available to common	0.46	0.25	(45.7)	0.51	0.29	(43.1)
Net interest margin	3.53%	3.15%	(38)	3.58%	3.20%	(38)
Allowance for credit losses (“ACL”) - loans	$104,664	$365,489	249.2%	$104,664	$365,489	249.2%
ACL to portfolio loans	0.51%	1.64%	113	0.51%	1.64%	113
Tangible book value per common share[1]	$12.40	$13.17	6.2	$12.40	$13.17	6.2
▪Adjusted PPNR excluding accretion income was $113.8 million and including accretion income was $123.9 million.
▪Net interest income was $213.3 million and net interest margin excluding accretion income was 3.05%.
▪Non-interest income was $26.1 million and was impacted by decreases in gain on securities, securities call income, deposit service charges and commercial loan fee income due to lower transaction volumes.
▪Total deposits were $23.6 billion, an increase of 11.8% year-over-year. Cost of total deposits was 48 basis points and cost of total funding liabilities was 63 basis points.
▪Used excess deposit liquidity to redeem $500.0 million of FHLB borrowings.
▪Funded nearly 3,300 clients and $649.4 million under the SBA Payroll Protection Program (“PPP”).
▪Increased tangible book value per common share 6.2% to $13.17 over past 12 months.
▪Capital levels remain strong with tangible common equity to tangible assets of 8.82% and Tier 1 leverage ratio of 9.51%.
Key Performance Highlights for the Three Months ended June 30, 2020 vs. March 31, 2020

($ in thousands except per share amounts)	GAAP / As Reported			Non-GAAP / As Adjusted[1]
	3/31/2020	6/30/2020	Change % / bps	3/31/2020	6/30/2020	Change % / bps
PPNR[2]	$144,385	$114,508	(20.7)	$126,203	$113,832	(9.8)
Net income available to common	12,171	48,820	301.1	(3,124)	56,926	NA
Diluted EPS available to common	0.06	0.25	316.7	(0.02)	0.29	NA
Net interest margin	3.16%	3.15%	(1)	3.21%	3.20%	(1)
Operating efficiency[3]	44.27	52.17	790	42.40	45.08	268
ACL to portfolio loans	1.50	1.64	14	1.50	1.64	14
Tangible book value per common share[1]	$12.83	$13.17	2.7	$12.83	$13.17	2.7
•Continued build of credit reserves; ACL - loans was $365.5 million which represented 1.64% of total portfolio loans.
•Net charge-offs were $17.6 million, or 0.32% annualized to average loans.
•Loan payment deferrals were $1.7 billion, or 7.7% of portfolio loans.
▪Total operating expense was $124.9 million; included FHLB prepayment penalty of $9.7 million and $5.1 million of COVID-related expenses for charitable contributions, compensation, occupancy and foreclosed property expense.
▪Declared dividend per common share of $0.07.

1. Non-GAAP / as adjusted measures are defined in the non-GAAP tables beginning on page 18.
2. Pretax pre-provision net revenue represents our net interest income plus non-interest income less operating expenses before tax.
3. Operating efficiency ratio is a non-GAAP measure. See page 20 for an explanation of the operating efficiency ratio.

MONTEBELLO, N.Y. – July 22, 2020 – Sterling Bancorp (NYSE: STL) (the “Company”), the parent company of Sterling National Bank (the “Bank”), today announced results for the three and six months ended June 30, 2020. Net income available to common stockholders for the quarter ended June 30, 2020 was $48.8 million, or $0.25 per diluted share, compared to net income available to common stockholders of $12.2 million, or $0.06 per diluted share, for the linked quarter ended March 31, 2020, and net income available to common stockholders of $94.5 million, or $0.46 per diluted share, for the three months ended June 30, 2019.

Net income available to common stockholders for the six months ended June 30, 2020 was $61.0 million, or $0.31 per diluted share, compared to net income available to common stockholders of $193.9 million, or $0.92 per diluted share, for the six months ended June 30, 2019.

President’s Comments
Jack Kopnisky, President and Chief Executive Officer, commented: “We have continued to work through this challenging operating environment, focusing on our top priorities of providing superior service to our clients and growing our business, while ensuring a safe and healthy working environment for all of our clients and colleagues.We have a strong and growing balance sheet, a diverse mix of lending and deposit businesses, ample liquidity and funding sources, and robust capital and credit reserves. We are well-positioned to continue building a high performing commercial bank that delivers long-term growth and profitability.

“We continue to provide relief to our clients and communities. In the second quarter of 2020, we contributed $1.5 million to the Sterling National Bank Charitable Foundation for grants and donations to various local charities. We funded nearly 3,300 loans under the PPP, which totaled $649.4 million. We are now working with clients on forgiveness of these loans. Through our relationship-based, single point of contact operating model, we have remained in close contact with our clients, providing working capital relief through loan payment deferral programs on $1.7 billion of loan balances.

“On an adjusted basis, we generated net income available to common stockholders of $56.9 million, or $0.29 per diluted share, while continuing to build our allowance for credit losses given the economic uncertainty. For the quarter ended June 30, 2020, provision for credit losses was $56.6 million, or $39.0 million greater than net-charge offs. As of June 30, 2020, our allowance for credit losses was $365.5 million, or 1.64% of total loans.

“Our total deposits were $23.6 billion and core deposit growth was $1.2 billion over the linked quarter. We substantially reduced our funding costs, as our cost of total deposits declined 33 basis points and our cost of total funding liabilities declined 35 basis points. Although we continued to experience pressure on our earning asset yields given decreasing interest rates, our balance sheet actions allowed us to grow our net interest income relative to the linked quarter and maintain our tax equivalent net interest margin excluding accretion income at 3.05%.

“Our adjusted PPNR, which excludes accretion income on acquired loans, was $113.8 million, a decrease of 9.8% relative to the linked quarter. This decline was mainly due to lower transaction activity in our commercial and consumer businesses because of the pandemic. This resulted in lower deposit service charges, wealth management fees and commercial loan fees. We are confident these fees will rebound as the economy and transaction activity normalize, which should allow us to maintain and grow adjusted PPNR.

“Our adjusted non-interest expenses were $107.8 million. Direct expenses related to the pandemic were $5.1 million, which included incremental expenses related to compensation and other special awards, occupancy expense, foreclosed property expense and our contribution to the Sterling National Bank Charitable Foundation. We expect we will reduce expenses in the second half of 2020 as these items are not anticipated will recur.

“We have a strong capital position, as our tangible common equity to tangible assets ratio increased eight basis points in the second quarter and was 8.82% and our Tier 1 leverage ratio was 9.51%. We declared our regular dividend of $0.07 on our common stock, payable on August 17, 2020 to holders of record as of August 3, 2020.

“Finally, I would like to thank our clients, shareholders, and colleagues, and in particular recognize our colleagues who operate and maintain our financial centers, call centers, and other essential operations, all of whom have exhibited extraordinary resilience through these events. The dedication and hard work of our colleagues will position us well to emerge from this as a better company.”

Reconciliation of GAAP Results to Adjusted Results (non-GAAP)
The Company’s GAAP net income available to common stockholders of $48.8 million, or $0.25 per diluted share, for the second quarter of 2020, included the following items:
▪a pre-tax gain of $485 thousand on the sale of available for sale securities;
▪a net pre-tax loss of $9.7 million related to the early redemption of $500.0 million of Federal Home Loan Bank (“FHLB”) borrowings; and

▪the pre-tax amortization of non-compete agreements and acquired customer list intangible assets of $172 thousand.
Excluding the impact of these items, adjusted net income available to common stockholders was $56.9 million, or $0.29 per diluted share, for the three months ended June 30, 2020. For purposes of calculating our adjusted results, we use our estimated annual effective income tax rate for 2020, which declined at June 30, 2020 to 12.5% compared to 17.5% in the first quarter.
Non-GAAP financial measures include references to the terms “adjusted” or “excluding”. See the reconciliation of the Company’s non-GAAP financial measures beginning on page 18.
Net Interest Income and Margin

($ in thousands)	For the three months ended			Change % / bps
	6/30/2019	3/31/2020	6/30/2020	Y-o-Y	Linked Qtr
Interest and dividend income	$302,457	$273,527	$253,226	(16.3%)	(7.4)%
Interest expense	70,618	61,755	39,927	(43.5)	(35.3)
Net interest income	$231,839	$211,772	$213,299	(8.0)	0.7

Accretion income on acquired loans	$23,745	$10,686	$10,086	(57.5)%	(5.6)%
Yield on loans	5.20%	4.47%	4.03%	(117)	(44)
Tax equivalent yield on investment securities[4]	2.92	2.96	3.05	13	9
Tax equivalent yield on interest earning assets[4]	4.66	4.13	3.79	(87)	(34)
Cost of total deposits	0.91	0.81	0.48	(43)	(33)
Cost of interest bearing deposits	1.14	1.00	0.61	(53)	(39)
Cost of borrowings	2.54	2.49	2.26	(28)	(23)
Cost of interest bearing liabilities	1.38	1.19	0.78	(60)	(41)
Total cost of funding liabilities[5]	1.15	0.98	0.63	(52)	(35)
Tax equivalent net interest margin[6]	3.58	3.21	3.20	(38)	(1)

Average commercial loans	$16,996,838	$18,820,094	$19,715,184	16.0%	4.8%
Average loans, including loans held for sale	19,912,839	21,206,177	21,940,636	10.2	3.5
Average cash balances	289,208	489,691	455,626	57.5	(7.0)
Average investment securities	5,883,269	5,046,573	4,630,056	(21.3)	(8.3)
Average total interest earning assets	26,377,053	26,980,261	27,240,114	3.3	1.0
Average deposits and mortgage escrow	21,148,872	22,692,568	23,463,937	10.9	3.4

4. Tax equivalent basis represents interest income earned on tax exempt securities divided by the applicable federal tax rate of 21%.
5. Includes interest bearing liabilities and non-interest bearing deposits.
6. Tax equivalent net interest margin is equal to net interest income plus the tax equivalent adjustment for tax exempt securities divided by average interest earning assets. The tax equivalent adjustment is assumed at a 21% federal tax rate in all periods presented.

Second quarter 2020 compared with second quarter 2019
Net interest income was $213.3 million for the quarter ended June 30, 2020, a decrease of $18.5 million compared to the second quarter of 2019. This was mainly due to decreases in the yield on floating rate loans and accretion income on acquired loans. Other key components of changes were the following:
▪The yield on loans was 4.03% compared to 5.20% for the three months ended June 30, 2019. The decrease in yield on loans was mainly due to the decline in market interest rates. Accretion income on acquired loans was $10.1 million in the second quarter of 2020, compared to $23.7 million in the second quarter of 2019.
▪The tax equivalent yield on investment securities was 3.05% compared to 2.92% for the three months ended June 30, 2019. Average investment securities were $4.6 billion, or 17.0%, of average total interest earning assets for the second quarter of 2020 compared to $5.9 billion, or 22.3%, of average total interest earning assets for the second quarter of 2019. The increase in yield was mainly due to the sale of lower yielding securities in 2019.
▪In the second quarter of 2020, average cash balances were $455.6 million compared to $289.2 million in the second quarter of 2019. We have experienced higher levels of deposit inflows as a result of the pandemic. We used a portion of this excess liquidity to reduce FHLB borrowings.
▪The tax equivalent yield on interest earning assets decreased 87 basis points to 3.79%.
▪The cost of total deposits was 48 basis points for the second quarter of 2020 compared to 91 basis points for the same period a year ago. The decrease was due to deposit pricing strategies we implemented in response to the declining interest rate environment.
▪The cost of borrowings was 2.26% for the second quarter of 2020 compared to 2.54% for the same period a year ago. The decrease was mainly due to the maturity and repayment of higher cost FHLB borrowings.
▪The total cost of interest bearing liabilities was 0.78% for the second quarter of 2020 compared to 1.38% for the same period a year ago.
▪Average interest bearing deposits increased $1.5 billion during the second quarter of 2020 compared to the same period a year ago, due to growth from our commercial banking teams, financial centers and on-line channels. Average borrowings decreased $1.4 billion compared to the second quarter of 2019.
▪Total interest expense decreased by $30.7 million compared to the second quarter of 2019.
The tax equivalent net interest margin was 3.20% for the second quarter of 2020 compared to 3.58% for the second quarter of 2019. Excluding accretion income, tax equivalent net interest margin was 3.05% for the second quarter of 2020 compared to 3.22% for the second quarter of 2019.
Second quarter 2020 compared with linked quarter ended March 31, 2020
Net interest income increased $1.5 million for the quarter ended June 30, 2020 compared to the linked quarter. The increase was mainly due to the reduction in interest expense. Other key components of the changes were the following:
▪The yield on loans was 4.03% compared to 4.47% for the linked quarter. The decrease was mainly due to the decline in market interest rates and the repricing of floating rate loans. Accretion income on acquired loans decreased $600 thousand to $10.1 million for the second quarter of 2020.
▪The average balance of commercial loans increased $895.1 million and the average balance of residential mortgage loans declined $146.0 million. The average balance of SBA PPP loans for the period was $377.7 million.
▪The tax equivalent yield on investment securities was 3.05% compared to 2.96% for the linked quarter. The increase in yield was mainly due to the mix of securities.
▪The tax equivalent yield on interest earning assets was 3.79% compared to 4.13% in the linked quarter.
▪The cost of total deposits decreased 33 basis points to 48 basis points, mainly due to improving conditions in our deposit markets and our deposit pricing strategies.
▪The total cost of borrowings decreased 23 basis points to 2.26%, due to the repayment of higher cost FHLB borrowings and the redemption of our senior notes.
▪Average deposits and mortgage escrow increased by $771.4 million and average borrowings decreased by $479.9 million relative to the linked quarter. Average municipal deposits declined $404.7 million, average wholesale deposits declined $69.3 million and average on-line deposits declined $6.8 million.
▪Total interest expense decreased $21.8 million from the linked quarter.
The tax equivalent net interest margin was 3.20% compared to 3.21% in the linked quarter. Excluding accretion income on acquired loans, tax equivalent net interest margin was unchanged at 3.05%.
We originated $649.4 million of PPP loans in the second quarter. We anticipate net fees generated under the program will be $16.4 million, of which $4.3 million was recognized as interest income in the second quarter of 2020. We expect a significant portion of these loans will be forgiven in the third quarter of 2020.

Non-interest Income

($ in thousands)	For the three months ended			Change %
	6/30/2019	3/31/2020	6/30/2020	Y-o-Y	Linked Qtr
Deposit fees and service charges	$7,098	$6,622	$5,345	(24.7)%	(19.3)%
Accounts receivable management / factoring commissions and other related fees	5,794	5,538	4,419	(23.7)%	(20.2)%
Bank owned life insurance (“BOLI”)	4,192	5,018	4,950	18.1%	(1.4)%
Loan commissions and fees	5,308	11,024	8,003	50.8%	(27.4)%
Investment management fees	2,050	1,847	1,379	(32.7)%	(25.3)%
Net (loss) gain on sale of securities	(528)	8,412	485	(191.9)%	(94.2)%
Net gain on security calls	—	4,880	—	NM	NM
Other	3,144	3,985	1,509	(52.0)%	(62.1)%
Total non-interest income	27,058	47,326	26,090	(3.6)%	(44.9)%
Net (loss) gain on sale of securities	(528)	8,412	485	(191.9)%	(94.2)%
Adjusted non-interest income	$27,586	$38,914	$25,605	(7.2)%	(34.2)%

Second quarter 2020 compared with second quarter 2019
Adjusted non-interest income decreased $2.0 million in the second quarter of 2020 to $25.6 million, compared to $27.6 million in the same quarter last year. The change was mainly due to lower transaction activity as a result of the pandemic as deposit service charges declined $1.8 million, factoring commissions and fee income declined $1.4 million and swap fee income, which is included in other income, declined $1.7 million.
In the second quarter of 2020, we realized a gain of $485 thousand on the sale of available for sale securities compared to a $528 thousand loss in the year earlier period.
Second quarter 2020 compared with linked quarter ended March 31, 2020
Adjusted non-interest income decreased approximately $13.3 million relative to the linked quarter to $25.6 million. In the first quarter, we realized a gain on called securities of $4.9 million, which did not recur in the second quarter. Other commissions and loan fees declined $3.0 million, other income declined $2.5 million, mainly due to lower swap fees, and service charges on deposits declined $1.3 million as a result of lower transaction activity in our consumer and commercial businesses.

Non-interest Expense

($ in thousands)	For the three months ended			Change % / bps
	6/30/2019	3/31/2020	6/30/2020	Y-o-Y	Linked Qtr
Compensation and benefits	$54,473	$54,876	$54,668	0.4%	(0.4)%
Stock-based compensation plans	4,605	6,006	5,913	28.4	(1.5)
Occupancy and office operations	16,106	15,199	14,695	(8.8)	(3.3)
Information technology	9,047	8,018	7,312	(19.2)	(8.8)
Amortization of intangible assets	4,785	4,200	4,200	(12.2)	—
FDIC insurance and regulatory assessments	2,994	3,206	3,638	21.5	13.5
Other real estate owned (“OREO”), net	458	52	1,233	169.2	2,271.2
Impairment related to financial centers and real estate consolidation strategy	14,398	—	—	NM	NM
Other expenses	20,074	23,156	33,222	65.5	43.5
Total non-interest expense	$126,940	$114,713	$124,881	(1.6)	8.9
Full time equivalent employees (“FTEs”) at period end	1,820	1,619	1,617	(11.2)	(0.1)
Financial centers at period end	97	79	79	(18.6)	—
Operating efficiency ratio, as reported[8]	49.0%	44.3%	52.2%	320	790
Operating efficiency ratio, as adjusted[8]	40.9	42.4	45.1	420	270
8 See a reconciliation of non-GAAP financial measures beginning on page 18.

Second quarter 2020 compared with second quarter 2019
Total non-interest expense decreased $2.1 million relative to the second quarter of 2019. Key components of the change in non-interest expense between the periods were the following:
▪Compensation and benefits increased $195 thousand between the periods. Total FTEs declined to 1,617 from 1,820, which was mainly due to our ongoing financial center consolidation strategy. The increase in compensation was mainly due to the hiring of commercial bankers, business development officers, information technology, and risk management personnel, which was partially offset by the reduction of financial center personnel.
▪Occupancy and office operations expense decreased $1.4 million, mainly due to the consolidation of financial centers and other back-office locations. We consolidated 18 financial centers in the past twelve months.
▪Information technology expense declined $1.7 million, mainly due to a decrease in data processing expenses.
▪OREO expense increased $775 thousand due to write-downs on properties to fair value based on updated appraisals.
▪In the second quarter of 2019, we incurred an impairment charge related to financial centers and real estate consolidation strategy of $14.4 million.
▪Other expenses increased $13.1 million to $33.2 million, which was mainly due to an early termination charge of $9.7 million associated with the repayment of $500.0 million of FHLB advances. We incurred approximately $3.7 million of operating expenses associated with the pandemic including a donation to the Sterling National Bank Charitable Foundation, compensation for financial center and back-office personnel, and occupancy expense. Depreciation expense of $3.1 million was recorded on operating leases acquired in the fourth quarter of 2019. These increases were partially offset by declines in professional fees, advertising and promotion and other expense.
Second quarter 2020 compared with linked quarter ended March 31, 2020
Total non-interest expense increased $10.2 million to $124.9 million in the second quarter of 2020. Key components of the change in non-interest expense were the following:
▪Compensation and benefits decreased $208 thousand to $54.7 million in the second quarter of 2020. The decrease was mainly due to a decline in payroll taxes.
▪The remaining fluctuations in operating expense are due to the same factors described above for the 2019 second quarter comparison.

Taxes
We recorded income tax expense of $7.1 million in the second quarter of 2020, compared to an income tax benefit of $8.0 million in the linked quarter and income tax expense of $24.0 million in the year earlier period. For the three months ended June 30, 2020 and June 30, 2019, we recorded income tax expense at an estimated effective income tax rate of 12.5% and 19.9%, respectively. In the second quarter of 2020, we reduced our estimated effective tax rate from 17.5% to 12.5% based on earnings performance and an increase in tax exempt income to total income.

Key Balance Sheet Highlights as of June 30, 2020

($ in thousands)	As of			Change % / bps
	6/30/2019	3/31/2020	6/30/2020	Y-o-Y	Linked Qtr
Total assets	$30,237,545	$30,335,036	$30,839,893	2.0%	1.7%
Total portfolio loans, gross	20,370,306	21,709,957	22,295,267	9.4	2.7
Commercial & industrial (“C&I”) loans	7,514,834	8,483,474	9,166,744	22.0	8.1
Commercial real estate loans (including multi-family)	9,714,037	10,399,566	10,402,897	7.1	—
Acquisition, development and construction (“ADC”) loans	338,973	524,714	572,558	68.9	9.1
Total commercial loans	17,567,844	19,407,754	20,142,199	14.7	3.8
Residential mortgage loans	2,535,667	2,077,534	1,938,212	(23.6)	(6.7)
BOLI	598,880	616,648	620,908	3.7	0.7
Core deposits[9]	19,893,875	20,704,023	21,904,429	10.1	5.8
Total deposits	20,948,464	22,558,280	23,600,621	12.7	4.6
Municipal deposits (included in core deposits)	1,699,824	2,091,259	1,724,049	1.4	(17.6)
Investment securities, net	5,858,865	4,614,513	4,545,579	(22.4)	(1.5)
Total borrowings	4,133,986	2,598,698	1,445,909	(65.0)	(44.4)
Loans to deposits	97.2%	96.2%	94.5%	(270)	(170)
Core deposits to total deposits	95.0	91.8	92.8	(220)	100
Investment securities, net to earning assets	21.9	17.2	16.7	(520)	(50)
9 Core deposits include retail, commercial and municipal transaction, money market, savings accounts and certificates of deposit accounts, and reciprocal Certificate of Deposit Account Registry balances and exclude brokered and wholesale deposits.

Highlights in balance sheet items as of June 30, 2020 were the following:
▪C&I loans (which includes traditional C&I, PPP, asset-based lending, payroll finance, warehouse lending, factored receivables, equipment financing and public sector finance loans) represented 41.1% of total portfolio loans; commercial real estate loans (which include multi-family loans) represented 46.6% of total portfolio loans; consumer and residential mortgage loans combined represented 9.7% of total portfolio loans; and ADC loans represented 2.6% of total portfolio loans, respectively. At June 30, 2019, C&I loans represented 36.9%; commercial real estate loans represented 47.7%; consumer and residential mortgage loans combined represented 13.7%; and ADC loans represented 1.7% of total portfolio loans, respectively.
▪Total commercial loans, which include all C&I loans, commercial real estate and ADC loans, increased by $734.4 million over the linked quarter and $2.6 billion since June 30, 2019. As compared to the linked quarter, C&I loans increased $683.3 million, which was mainly due to PPP loans. Mortgage warehouse loans increased $210.9 million, public sector finance loans increased $165.1 million, and ADC loans increased $47.8 million. ABL loans declined $219.1 million, factored receivables declined $66.6 million and payroll finance loans declined $55.2 million compared to March 31, 2020.
▪Residential mortgage loans were $1.9 billion at June 30, 2020, a decline of $139.3 million from the linked quarter and a decline of $597.5 million from the same period a year ago. The declines were mainly due to repayments.
▪The balance of BOLI increased by $4.3 million relative to the prior quarter and was $620.9 million at June 30, 2020.
▪Core deposits at June 30, 2020 were $21.9 billion and increased $1.2 billion compared to March 31, 2020, and increased $2.0 billion compared to June 30, 2019. The growth was mainly due to successful commercial and digital deposit gathering and the increase in deposits that has occurred since the pandemic.
▪Total deposits at June 30, 2020 increased $1.0 billion compared to March 31, 2020, and total deposits increased $2.7 billion compared to June 30, 2019.
▪Municipal deposits at June 30, 2020 were $1.7 billion, a decrease of $367.2 million relative to March 31, 2020. The decrease was associated with seasonal withdrawals by local municipalities.
▪Investment securities decreased by $68.9 million from March 31, 2020 and $1.3 billion from June 30, 2019, and represented 16.7% of earning assets at June 30, 2020. In 2019, we sold securities to fund commercial loan growth including loan portfolio acquisitions. In the first quarter of 2020, we sold $400.2 million of lower yielding available for sale securities and realized a gain of $8.4 million. In addition, $139.8 million of securities were called prior to maturity.
▪Total borrowings at June 30, 2020 were $1.4 billion, a decrease of $1.2 billion relative to March 31, 2020 and $2.7 billion relative to June 30, 2019. The sale of securities and deposit inflows allowed us to reduce borrowings. Included in total borrowings at June 30, 2020 was $568.3 million from the Federal Reserve Bank PPP Liquidity Facility. These borrowings have a two year maturity and a rate of 35 basis points. We anticipate these borrowings will be repaid as the PPP loans are redeemed by the SBA.

Credit Quality

($ in thousands)	For the three months ended			Change % / bps
	6/30/2019	3/31/2020	6/30/2020	Y-o-Y	Linked Qtr
Provision for credit losses	$11,500	$138,280	$56,606	392.2%	(59.1)%
Net charge-offs	5,796	6,955	17,561	203.0	152.5
Allowance for credit losses (“ACL”) - loans	104,664	326,444	365,489	249.2	12.0
Loans 30 to 89 days past due accruing	76,364	69,769	66,268	(13.2)	(5.0)
Non-performing loans	192,647	253,750	260,605	35.3	2.7
Annualized net charge-offs to average loans	0.12%	0.13%	0.32%	20	19
Special mention loans	118,940	132,356	141,805	19.2	7.1
Substandard loans	311,418	402,393	415,917	33.6	3.4
ACL - loans to total loans	0.51	1.50	1.64	113	14
ACL - loans to non-performing loans	54.3	128.6	140.2	8,590	1,160
For the three months ended June 30, 2020, provision for credit losses on portfolio loans was $56.6 million, which was $39.0 million greater than net charge-offs. The provision for credit losses was based on our reasonable and supportable forecasts of future macroeconomic scenarios used to estimate of expected credit losses. ACL - loans increased to $365.5 million, or 1.64% of total portfolio loans and 140.2% of non-performing loans.
Net charge-offs of $17.6 million were recorded mainly on small business equipment finance loans, asset-based lending loans, one commercial real estate loan and taxi medallion loans. Net charge-offs were 32 basis points of total loans on an annualized basis.
Non-performing loans increased by $6.9 million to $260.6 million at June 30, 2020 compared to the linked quarter. The increase was mainly due to relationships in asset-based lending, commercial real estate, ADC and small business equipment finance loans. Loans 30 to 89 days past due increased by $3.5 million.
As of June 30, 2020, we had provided loan payment deferrals on loans with outstanding balances of $1.7 billion, or 7.7% of portfolio loans, most of which were for an initial 90-day period, which may be extended for an additional 90-day period at the Bank’s option.

Capital

($ in thousands, except share and per share data)	As of			Change % / bps
	6/30/2019	3/31/2020	6/30/2020	Y-o-Y	Linked Qtr
Total stockholders’ equity	$4,459,158	$4,422,424	$4,484,187	0.6%	1.4%
Preferred stock	138,011	137,363	137,142	(0.6)	(0.2)
Goodwill and other intangible assets	1,777,748	1,789,646	1,785,446	0.4	(0.2)
Tangible common stockholders’ equity [10]	$2,543,399	$2,495,415	$2,561,599	0.7	2.7
Common shares outstanding	205,187,243	194,460,656	194,458,805	(5.2)	—
Book value per common share	$21.06	$22.04	$22.35	6.1	1.4
Tangible book value per common share [10]	12.40	12.83	13.17	6.2	2.7
Tangible common equity to tangible assets [10]	8.94%	8.74%	8.82%	(12)	8
Est. Tier 1 leverage ratio - Company	9.57	9.41	9.51	(6)	10
Est. Tier 1 leverage ratio - Company fully implemented	—	9.06	9.14	N/A	8
Est. Tier 1 leverage ratio - Bank	9.98	9.99	10.09	11	10
Est. Tier 1 leverage ratio - Bank fully implemented	—	9.65	9.69	N/A	4

[10] See a reconciliation of non-GAAP financial measures beginning on page 18.

Total stockholders’ equity increased $61.8 million to $4.5 billion as of June 30, 2020 compared to March 31, 2020. For the second quarter of 2020, net income available to common stockholders of $48.8 million and an increase in accumulated other comprehensive income of $21.0 million was partially offset by common dividends of $13.8 million and preferred dividends of $2.2 million.

We elected the five-year transition provision to delay for two years the full impact of CECL on regulatory capital, followed by a three-year transition period. The June 30, 2020 fully implemented ratio data reflects the full impact of CECL and excludes the benefits of phase-ins.

Total goodwill and other intangible assets were $1.8 billion at June 30, 2020, a decrease of $4.2 million compared to March 31, 2020, which was due to amortization.

Basic and diluted weighted average common shares outstanding declined relative to the linked quarter by approximately 2.9 million shares and were 193.5 million shares and 193.6 million shares, respectively. Total common shares outstanding at June 30, 2020 were approximately 194.5 million.

Tangible book value per common share was $13.17 at June 30, 2020, which represented an increase of 6.2% compared to a year ago.

Conference Call Information
Sterling Bancorp will host a teleconference and webcast on Thursday, July 23, 2020 at 8:00 AM Eastern Time to discuss the Company’s results. Analysts, investors and interested parties are invited to listen to the webcast and view accompanying slides on the Company’s website at www.sterlingbancorp.com or by dialing (800) 367-2403 Conference ID 7783050. A replay of the teleconference can be accessed through the Company’s website.

About Sterling Bancorp
Sterling Bancorp, whose principal subsidiary is Sterling National Bank, specializes in the delivery of services and solutions to business owners, their families and consumers within the communities it serves through teams of dedicated and experienced relationship managers. Sterling National Bank offers a complete line of commercial, business, and consumer banking products and services. For more information, visit the Sterling Bancorp website at www.sterlingbancorp.com.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This release may contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may concern Sterling Bancorp’s current expectations about its future results,revenues, expenses, tax rates, capital and liquidity levels and ratios, asset levels, asset quality, financial position, plans, operations and prospects. Forward-looking statements involve certain risks, including the effects of the novel coronavirus disease (COVID-19), which include, but are not limited to, the federal, state and local government actions and reactions to COVID-19, the health of our staff and that of our clients, the continuity of our, our clients’ and our third party providers’ operations, the increased likelihood of cyber and payment fraud risk, the continued ability of our borrowers to repay their loans throughout and following the pandemic, the potential decline in collateral values resulting from COVID-19 and its effects, and the resulting impact upon our financial position, results of operations, cash flows and our outlook, as well as the following: business disruption; a failure to grow revenues faster than we grow expenses; a deterioration in general economic conditions, either nationally, internationally, or in our market areas, including extended declines in the real estate market and constrained financial markets; inflation; the effects of, and changes in, trade; changes in asset quality and credit risk; introduction, withdrawal, success and timing of business initiatives; capital management activities; customer disintermediation; and the success of Sterling Bancorp in managing those risks. Other factors that could cause Sterling Bancorp’s actual results to differ from those indicated in forward-looking statements are included in the “Risk Factors” section of Sterling Bancorp’s filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date they are made and we undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

Financial information contained in this release should be considered to be an estimate pending the filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q for the three and six months ended June 30, 2020. While the Company is not aware of any need to revise the results disclosed in this release, accounting literature may require information received by management between the date of this release and the filing of the Quarterly Report on Form 10-Q to be reflected in the results of the fiscal period, even though the new information was received by management subsequent to the date of this release.

Sterling Bancorp and Subsidiaries
CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL CONDITION
(unaudited, in thousands, except share and per share data)

	6/30/2019	12/31/2019	6/30/2020
Assets:
Cash and cash equivalents	$343,368	$329,151	$324,729
Investment securities, net	5,858,865	5,075,309	4,545,579
Loans held for sale	27,221	8,125	44,437
Portfolio loans:
Commercial and industrial (“C&I”)	7,514,834	8,232,719	9,166,744
Commercial real estate (including multi-family)	9,714,037	10,295,518	10,402,897
ADC	338,973	467,331	572,558
Residential mortgage	2,535,667	2,210,112	1,938,212
Consumer	266,795	234,532	214,856
Total portfolio loans, gross	20,370,306	21,440,212	22,295,267
Allowance for credit losses	(104,664)	(106,238)	(365,489)
Total portfolio loans, net	20,265,642	21,333,974	21,929,778
FHLB and Federal Reserve Bank Stock, at cost	320,560	251,805	193,666
Accrued interest receivable	106,317	100,312	101,296
Premises and equipment, net	250,155	227,070	226,728
Goodwill	1,657,814	1,683,482	1,683,482
Other intangibles	119,934	110,364	101,964
BOLI	598,880	613,848	620,908
Other real estate owned	13,628	12,189	8,665
Other assets	675,161	840,868	1,058,661
Total assets	$30,237,545	$30,586,497	$30,839,893
Liabilities:
Deposits	$20,948,464	$22,418,658	$23,600,621
FHLB borrowings	3,766,224	2,245,653	975,058
Paycheck Protection Program Lending Facility	—	—	568,350
Other borrowings	20,901	22,678	26,448
Senior notes	173,800	173,504	—
Subordinated notes - Company	—	270,941	271,096
Subordinated notes - Bank	173,061	173,182	173,307
Mortgage escrow funds	73,176	58,316	69,686
Other liabilities	622,761	693,452	671,140
Total liabilities	25,778,387	26,056,384	26,355,706
Stockholders’ equity:
Preferred stock	138,011	137,581	137,142
Common stock	2,299	2,299	2,299
Additional paid-in capital	3,757,126	3,766,716	3,755,474
Treasury stock	(447,748)	(583,408)	(660,223)
Retained earnings	969,124	1,166,709	1,160,885
Accumulated other comprehensive income	40,346	40,216	88,610
Total stockholders’ equity	4,459,158	4,530,113	4,484,187
Total liabilities and stockholders’ equity	$30,237,545	$30,586,497	$30,839,893

Shares of common stock outstanding at period end	205,187,243	198,455,324	194,458,805
Book value per common share	$21.06	$22.13	$22.35
Tangible book value per common share[1]	12.40	13.09	13.17
[1] See reconciliation of non-GAAP financial measures beginning on page 18.
.

Sterling Bancorp and Subsidiaries
CONSOLIDATED INCOME STATEMENTS
(unaudited, in thousands, except share and per share data)

	For the Quarter Ended			For the Six Months Ended
	6/30/2019	3/31/2020	6/30/2020	6/30/2019	6/30/2020
Interest and dividend income:
Loans and loan fees	$258,283	$235,439	$219,904	$518,578	$455,343
Securities taxable	24,632	20,629	18,855	52,479	39,484
Securities non-taxable	14,423	12,997	12,831	29,280	25,828
Other earning assets	5,119	4,462	1,636	11,520	6,098
Total interest and dividend income	302,457	273,527	253,226	611,857	526,753
Interest expense:
Deposits	48,129	45,781	28,110	94,124	73,891
Borrowings	22,489	15,974	11,817	50,388	27,791
Total interest expense	70,618	61,755	39,927	144,512	101,682
Net interest income	231,839	211,772	213,299	467,345	425,071
Provision for credit losses - loans	11,500	136,577	56,606	21,700	193,183
Provision for credit losses - held to maturity securities	—	1,703	—	—	1,703
Net interest income after provision for credit losses	220,339	73,492	156,693	445,645	230,185
Non-interest income:
Deposit fees and service charges	7,098	6,622	5,345	13,310	11,968
Accounts receivable management / factoring commissions and other related fees	5,794	5,538	4,419	11,217	9,956
BOLI	4,192	5,018	4,950	7,833	9,967
Loan commissions and fees	5,308	11,024	8,003	9,146	19,028
Investment management fees	2,050	1,847	1,379	3,950	3,225
Net (loss) gain on sale of securities	(528)	8,412	485	(13,712)	8,896
Net gain on security calls	—	4,880	—	—	4,880
Gain on sale of residential mortgage loans	—	—	—	8,313	—
Other	3,144	3,985	1,509	6,598	5,496
Total non-interest income	27,058	47,326	26,090	46,655	73,416
Non-interest expense:
Compensation and benefits	54,473	54,876	54,668	110,463	109,544
Stock-based compensation plans	4,605	6,006	5,913	9,728	11,919
Occupancy and office operations	16,106	15,199	14,695	32,641	29,894
Information technology	9,047	8,018	7,312	17,722	15,330
Amortization of intangible assets	4,785	4,200	4,200	9,611	8,400
FDIC insurance and regulatory assessments	2,994	3,206	3,638	6,332	6,844
Other real estate owned, net	458	52	1,233	675	1,285
Impairment related to financial centers and real estate consolidation strategy	14,398	—	—	14,398	—
Charge for asset write-downs, systems integration, retention and severance	—	—	—	3,344	—
Other	20,074	23,156	33,222	37,018	56,378
Total non-interest expense	126,940	114,713	124,881	241,932	239,594
Income before income tax expense (benefit)	120,457	6,105	57,902	250,368	64,007
Income tax expense (benefit)	23,997	(8,042)	7,110	52,471	(932)
Net income	96,460	14,147	50,792	197,897	64,939
Preferred stock dividend	1,987	1,976	1,972	3,976	3,948
Net income available to common stockholders	$94,473	$12,171	$48,820	$193,921	$60,991
Weighted average common shares:
Basic	206,932,114	196,344,061	193,479,757	210,022,967	194,909,498
Diluted	207,376,239	196,709,038	193,604,431	210,419,425	195,168,557
Earnings per common share:
Basic earnings per share	$0.46	$0.06	$0.25	$0.92	$0.31
Diluted earnings per share	0.46	0.06	0.25	0.92	0.31
Dividends declared per share	0.07	0.07	0.07	0.14	0.14

Sterling Bancorp and Subsidiaries
SELECTED FINANCIAL DATA
(unaudited, in thousands, except share and per share data)

	As of and for the Quarter Ended
End of Period	6/30/2019	9/30/2019	12/31/2019	3/31/2020	6/30/2020
Total assets	$30,237,545	$30,077,665	$30,586,497	$30,335,036	$30,839,893
Tangible assets [1]	28,459,797	28,304,702	28,792,651	28,545,390	29,054,447
Securities available for sale	3,843,112	3,061,419	3,095,648	2,660,835	2,620,624
Securities held to maturity, net	2,015,753	1,985,592	1,979,661	1,956,177	1,924,955
Loans held for sale[2]	27,221	4,627	8,125	8,124	44,437
Portfolio loans	20,370,306	20,830,163	21,440,212	21,709,957	22,295,267
Goodwill	1,657,814	1,657,814	1,683,482	1,683,482	1,683,482
Other intangibles	119,934	115,149	110,364	106,164	101,964
Deposits	20,948,464	21,579,324	22,418,658	22,558,280	23,600,621
Municipal deposits (included above)	1,699,824	2,234,630	1,988,047	2,091,259	1,724,049
Borrowings	4,133,986	3,174,224	2,885,958	2,598,698	1,445,909
Stockholders’ equity	4,459,158	4,520,967	4,530,113	4,422,424	4,484,187
Tangible common equity [1]	2,543,399	2,610,205	2,598,686	2,495,415	2,561,599
Quarterly Average Balances
Total assets	29,666,951	29,747,603	30,349,691	30,484,433	30,732,914
Tangible assets [1]	27,886,066	27,971,485	28,569,589	28,692,033	28,944,714
Loans, gross:
Commercial real estate (includes multi-family)	9,486,333	9,711,619	10,061,625	10,288,977	10,404,643
ADC	307,290	387,072	459,372	497,009	519,517
C&I:
Traditional C&I	2,446,676	2,435,644	2,399,901	2,470,570	3,130,248
Asset-based lending[3]	1,070,841	1,151,793	1,137,719	1,107,542	981,518
Payroll finance[3]	196,160	202,771	228,501	217,952	173,175
Warehouse lending[3]	990,843	1,180,132	1,307,645	1,089,576	1,353,885
Factored receivables[3]	246,382	248,150	258,892	229,126	188,660
Equipment financing[3]	1,285,095	1,191,944	1,430,715	1,703,016	1,677,273
Public sector finance[3]	967,218	1,087,427	1,189,103	1,216,326	1,286,265
Total C&I	7,203,215	7,497,861	7,952,476	8,034,108	8,791,024
Residential mortgage	2,635,903	2,444,101	2,284,419	2,152,440	2,006,400
Consumer	280,098	262,234	243,057	233,643	219,052
Loans, total[4]	19,912,839	20,302,887	21,000,949	21,206,177	21,940,636
Securities (taxable)	3,453,858	3,189,027	2,905,545	2,883,367	2,507,384
Securities (non-taxable)	2,429,411	2,250,859	2,159,391	2,163,206	2,122,672
Other interest earning assets	580,945	611,621	835,554	727,511	669,422
Total interest earning assets	26,377,053	26,354,394	26,901,439	26,980,261	27,240,114
Deposits:
Non-interest bearing demand	4,218,000	4,225,258	4,361,642	4,346,518	5,004,907
Interest bearing demand	4,399,296	4,096,744	4,359,767	4,616,658	4,766,298
Savings (including mortgage escrow funds)	2,448,132	2,375,882	2,614,523	2,800,021	2,890,402
Money market	7,538,890	7,341,822	7,681,491	7,691,381	8,035,750
Certificates of deposit	2,544,554	2,710,179	3,271,674	3,237,990	2,766,580
Total deposits and mortgage escrow	21,148,872	20,749,885	22,289,097	22,692,568	23,463,937
Borrowings	3,544,661	3,872,840	2,890,407	2,580,922	2,101,016
Stockholders’ equity	4,423,910	4,489,167	4,524,417	4,506,537	4,464,403
Tangible common stockholders’ equity [1]	2,504,883	2,575,199	2,606,617	2,576,558	2,538,842

[1] See a reconciliation of non-GAAP financial measures beginning on page 18.
[2] Loans held for sale mainly includes commercial syndication loans.
[3] Asset-based lending, payroll finance, warehouse lending, factored receivables, equipment finance and public sector finance comprise our commercial finance loan portfolio.
[4] Includes loans held for sale, but excludes allowance for credit losses.

Sterling Bancorp and Subsidiaries
SELECTED FINANCIAL DATA AND PERFORMANCE RATIOS
(unaudited, in thousands, except share and per share data)

	As of and for the Quarter Ended
Per Common Share Data	6/30/2019	9/30/2019	12/31/2019	3/31/2020	6/30/2020
Basic earnings per share	$0.46	$0.59	$0.52	$0.06	$0.25
Diluted earnings per share	0.46	0.59	0.52	0.06	0.25
Adjusted diluted earnings per share, non-GAAP [1]	0.51	0.52	0.54	(0.02)	0.29
Dividends declared per common share	0.07	0.07	0.07	0.07	0.07
Book value per common share	21.06	21.66	22.13	22.04	22.35
Tangible book value per common share[1]	12.40	12.90	13.09	12.83	13.17
Shares of common stock o/s	205,187,243	202,392,884	198,455,324	194,460,656	194,458,805
Basic weighted average common shares o/s	206,932,114	203,090,365	199,719,747	196,344,061	193,479,757
Diluted weighted average common shares o/s	207,376,239	203,566,582	200,252,542	196,709,038	193,604,431
Performance Ratios (annualized)
Return on average assets	1.28%	1.61%	1.37%	0.16%	0.64%
Return on average equity	8.57	10.65	9.18	1.09	4.40
Return on average tangible assets	1.36	1.71	1.45	0.17	0.68
Return on average tangible common equity	15.13	18.56	15.94	1.90	7.73
Return on average tangible assets, adjusted [1]	1.51	1.50	1.51	(0.04)	0.79
Return on avg. tangible common equity, adjusted [1]	16.83	16.27	16.57	(0.49)	9.02
Operating efficiency ratio, as adjusted [1]	40.9	39.1	39.9	42.4	45.1
Analysis of Net Interest Income
Accretion income on acquired loans	$23,745	$17,973	$19,497	$10,686	$10,086
Yield on loans	5.20%	4.97%	4.84%	4.47%	4.03%
Yield on investment securities - tax equivalent [2]	2.92	2.85	2.89	2.96	3.05
Yield on interest earning assets - tax equivalent [2]	4.66	4.50	4.41	4.13	3.79
Cost of interest bearing deposits	1.14	1.16	1.10	1.00	0.61
Cost of total deposits	0.91	0.92	0.89	0.81	0.48
Cost of borrowings	2.54	2.41	2.38	2.49	2.26
Cost of interest bearing liabilities	1.38	1.40	1.28	1.19	0.78
Net interest rate spread - tax equivalent basis [2]	3.28	3.10	3.13	2.94	3.01
Net interest margin - GAAP basis	3.53	3.36	3.37	3.16	3.15
Net interest margin - tax equivalent basis [2]	3.58	3.42	3.42	3.21	3.20
Capital
Tier 1 leverage ratio - Company [3]	9.57%	9.78%	9.55%	9.41%	9.51%
Tier 1 leverage ratio - Bank only [3]	9.98	10.08	10.11	9.99	10.09
Tier 1 risk-based capital ratio - Bank only [3]	12.67	12.74	12.32	12.19	12.24
Total risk-based capital ratio - Bank only [3]	13.94	13.99	13.63	13.80	13.85
Tangible common equity - Company [1]	8.94	9.22	9.03	8.74	8.82
Condensed Five Quarter Income Statement
Interest and dividend income	$302,457	$295,209	$295,474	$273,527	$253,226
Interest expense	70,618	71,888	67,217	61,755	39,927
Net interest income	231,839	223,321	228,257	211,772	213,299
Provision for credit losses	11,500	13,700	10,585	138,280	56,606
Net interest income after provision for credit losses	220,339	209,621	217,672	73,492	156,693
Non-interest income	27,058	51,830	32,381	47,326	26,090
Non-interest expense	126,940	106,455	115,450	114,713	124,881
Income before income tax expense	120,457	154,996	134,603	6,105	57,902
Income tax expense (benefit)	23,997	32,549	27,905	(8,042)	7,110
Net income	$96,460	$122,447	$106,698	$14,147	$50,792

[1] See a reconciliation of non-GAAP financial measures beginning on page 18.
[2] Tax equivalent basis represents interest income earned on tax exempt securities divided by the applicable federal tax rate of 21%.
[3] Regulatory capital amounts and ratios are preliminary estimates pending filing of the Company’s and Bank’s regulatory reports.

Sterling Bancorp and Subsidiaries
ASSET QUALITY INFORMATION
(unaudited, in thousands, except share and per share data)

	As of and for the Quarter Ended
Allowance for Credit Losses Roll Forward	6/30/2019	9/30/2019	12/31/2019	3/31/2020	6/30/2020
Balance, beginning of period	$98,960	$104,664	$104,735	$106,238	$326,444
Implementation of CECL accounting standard:
Gross up from purchase credit impaired loans	—	—	—	22,496	—
Transition amount charged to equity	—	—	—	68,088	—
Provision for credit losses - loans	11,500	13,700	10,585	136,577	56,606
Loan charge-offs[1]:
Traditional C&I	(754)	(123)	(470)	(298)	(3,988)
Asset-based lending	(3,551)	(9,577)	(5,856)	(985)	(1,500)
Payroll finance	(84)	—	(168)	—	(560)
Warehouse lending	—	—	—	—	—
Factored receivables	(27)	(14)	(68)	(7)	(3,731)
Equipment financing	(1,335)	(2,711)	(1,739)	(4,793)	(7,863)
Public Sector Finance	—	—	—	—	—
Commercial real estate	(238)	(53)	(583)	(1,275)	(11)
Multi-family	—	—	—	—	(154)
ADC	—	(6)	—	(3)	(1)
Residential mortgage	(689)	(1,984)	(334)	(1,072)	(702)
Consumer	(467)	(241)	(401)	(1,405)	(172)
Total charge-offs	(7,145)	(14,709)	(9,619)	(9,838)	(18,682)
Recoveries of loans previously charged-off[1]:
Traditional C&I	445	136	232	475	116
Payroll finance	3	8	5	9	1
Factored receivables	4	3	9	4	1
Equipment financing	79	422	91	1,105	387
Commercial real estate	649	187	—	60	584
Multi-family	6	90	105	—	1
Acquisition development & construction	—	—	—	105	—
Residential mortgage	1	126	5	—	—
Consumer	162	108	90	1,125	31
Total recoveries	1,349	1,080	537	2,883	1,121
Net loan charge-offs	(5,796)	(13,629)	(9,082)	(6,955)	(17,561)
Balance, end of period	$104,664	$104,735	$106,238	$326,444	$365,489
Asset Quality Data and Ratios
Non-performing loans (“NPLs”) non-accrual	$192,109	$190,011	$179,051	$252,205	$260,333
NPLs still accruing	538	955	110	1,545	272
Total NPLs	192,647	190,966	179,161	253,750	260,605
Other real estate owned	13,628	13,006	12,189	11,815	8,665
Non-performing assets (“NPAs”)	$206,275	$203,972	$191,350	$265,565	$269,270
Loans 30 to 89 days past due	$76,364	$64,756	$52,880	$69,769	$66,268
Net charge-offs as a % of average loans (annualized)	0.12%	0.27%	0.17%	0.13%	0.32%
NPLs as a % of total loans	0.95	0.92	0.84	1.17	1.17
NPAs as a % of total assets	0.68	0.68	0.63	0.88	0.87
Allowance for credit losses as a % of NPLs	54.3	54.8	59.3	128.6	140.2
Allowance for credit losses as a % of total loans	0.51	0.50	0.50	1.50	1.64
Special mention loans	$118,940	$136,972	$159,976	$132,356	$141,805
Substandard loans	311,418	277,975	295,428	402,393	415,917
Doubtful loans	—	—	—	—	—

[1] There were no charge-offs or recoveries on warehouse lending or public sector finance loans during the periods presented. There were no asset-based lending or ADC during the periods presented.

Sterling Bancorp and Subsidiaries
Non-GAAP Financial Measures
(unaudited, in thousands, except share and per share data)

	For the Quarter Ended
	March 31, 2020			June 30, 2020
	Average balance	Interest	Yield/Rate	Average balance	Interest	Yield/Rate
	(Dollars in thousands)
Interest earning assets:
Traditional C&I and commercial finance loans	$8,034,108	$89,150	4.46%	$8,791,024	$84,192	3.85%
Commercial real estate (includes multi-family)	10,288,977	110,742	4.33	10,404,643	106,408	4.11
ADC	497,009	6,320	5.11	519,517	5,762	4.46
Commercial loans	18,820,094	206,212	4.41	19,715,184	196,362	4.01
Consumer loans	233,643	2,939	5.06	219,052	2,233	4.10
Residential mortgage loans	2,152,440	26,288	4.89	2,006,400	21,309	4.25
Total gross loans [1]	21,206,177	235,439	4.47	21,940,636	219,904	4.03
Securities taxable	2,883,367	20,629	2.88	2,507,384	18,855	3.02
Securities non-taxable	2,163,206	16,451	3.04	2,122,672	16,242	3.06
Interest earning deposits	489,691	1,832	1.50	455,626	146	0.13
FHLB and Federal Reserve Bank Stock	237,820	2,630	4.45	213,796	1,490	2.80
Total securities and other earning assets	5,774,084	41,542	2.89	5,299,478	36,733	2.79
Total interest earning assets	26,980,261	276,981	4.13	27,240,114	256,637	3.79
Non-interest earning assets	3,504,172			3,492,800
Total assets	$30,484,433			$30,732,914
Interest bearing liabilities:
Demand and savings [2] deposits	$7,416,679	$13,064	0.71%	$7,656,700	$7,224	0.38%
Money market deposits	7,691,381	18,396	0.96	8,035,750	11,711	0.59
Certificates of deposit	3,237,990	14,321	1.78	2,766,580	9,175	1.33
Total interest bearing deposits	18,346,050	45,781	1.00	18,459,030	28,110	0.61
Senior notes	173,323	1,434	3.31	127,862	944	2.95
Other borrowings	1,963,428	9,353	1.92	1,528,844	5,684	1.50
Subordinated debentures - Bank	173,203	2,360	5.45	173,265	2,361	5.45
Subordinated debentures - Company	270,968	2,827	4.17	271,045	2,828	4.17
Total borrowings	2,580,922	15,974	2.49	2,101,016	11,817	2.26
Total interest bearing liabilities	20,926,972	61,755	1.19	20,560,046	39,927	0.78
Non-interest bearing deposits	4,346,518			5,004,907
Other non-interest bearing liabilities	704,406			703,558
Total liabilities	25,977,896			26,268,511
Stockholders’ equity	4,506,537			4,464,403
Total liabilities and stockholders’ equity	$30,484,433			$30,732,914
Net interest rate spread [3]			2.94%			3.01%
Net interest earning assets [4]	$6,053,289			$6,680,068
Net interest margin - tax equivalent		215,226	3.21%		216,710	3.20%
Less tax equivalent adjustment		(3,454)			(3,411)
Net interest income		211,772			213,299
Accretion income on acquired loans		10,686			10,086
Tax equivalent net interest margin excluding accretion income on acquired loans		$204,540	3.05%		$206,624	3.05%
Ratio of interest earning assets to interest bearing liabilities	128.9%			132.5%
1 Average balances include loans held for sale and non-accrual loans. Interest includes prepayment fees and late charges.
2 Includes club accounts and interest bearing mortgage escrow balances.
3 Net interest rate spread represents the difference between the tax equivalent yield on average interest earning assets and the cost of average interest bearing liabilities.
4 Net interest earning assets represents total interest earning assets less total interest bearing liabilities.

Sterling Bancorp and Subsidiaries
Non-GAAP Financial Measures
(unaudited, in thousands, except share and per share data)

	For the Quarter Ended
	June 30, 2019			June 30, 2020
	Average balance	Interest	Yield/Rate	Average balance	Interest	Yield/Rate
	(Dollars in thousands)
Interest earning assets:
Traditional C&I and commercial finance loans	$7,203,215	$97,260	5.42%	$8,791,024	$84,192	3.85%
Commercial real estate (includes multi-family)	9,486,333	115,759	4.89	10,404,643	106,408	4.11
ADC	307,290	4,664	6.09	519,517	5,762	4.46
Commercial loans	16,996,838	217,683	5.14	19,715,184	196,362	4.01
Consumer loans	280,098	4,013	5.75	219,052	2,233	4.10
Residential mortgage loans	2,635,903	36,587	5.55	2,006,400	21,309	4.25
Total gross loans [1]	19,912,839	258,283	5.20	21,940,636	219,904	4.03
Securities taxable	3,453,858	24,632	2.86	2,507,384	18,855	3.02
Securities non-taxable	2,429,411	18,257	3.01	2,122,672	16,242	3.06
Interest earning deposits	289,208	1,295	1.80	455,626	146	0.13
FHLB and Federal Reserve Bank stock	291,737	3,824	5.26	213,796	1,490	2.80
Total securities and other earning assets	6,464,214	48,008	2.98	5,299,478	36,733	2.79
Total interest earning assets	26,377,053	306,291	4.66	27,240,114	256,637	3.79
Non-interest earning assets	3,289,898			3,492,800
Total assets	$29,666,951			$30,732,914
Interest bearing liabilities:
Demand and savings [2] deposits	$6,847,428	$13,767	0.81%	$7,656,700	$7,224	0.38%
Money market deposits	7,538,890	23,020	1.22	8,035,750	11,711	0.59
Certificates of deposit	2,544,554	11,342	1.79	2,766,580	9,175	1.33
Total interest bearing deposits	16,930,872	48,129	1.14	18,459,030	28,110	0.61
Senior notes	173,901	1,365	3.14	127,862	944	2.95
Other borrowings	3,197,738	18,768	2.35	1,528,844	5,684	1.50
Subordinated debentures - Bank	173,022	2,356	5.45	173,265	2,361	5.45
Subordinated debentures - Company	—	—	—	271,045	2,828	4.17
Total borrowings	3,544,661	22,489	2.54	2,101,016	11,817	2.26
Total interest bearing liabilities	20,475,533	70,618	1.38	20,560,046	39,927	0.78
Non-interest bearing deposits	4,218,000			5,004,907
Other non-interest bearing liabilities	549,508			703,558
Total liabilities	25,243,041			26,268,511
Stockholders’ equity	4,423,910			4,464,403
Total liabilities and stockholders’ equity	$29,666,951			$30,732,914
Net interest rate spread [3]			3.28%			3.01%
Net interest earning assets [4]	$5,901,520			$6,680,068
Net interest margin - tax equivalent		235,673	3.58%		216,710	3.20%
Less tax equivalent adjustment		(3,834)			(3,411)
Net interest income		231,839			213,299
Accretion income on acquired loans		23,745			10,086
Tax equivalent net interest margin excluding accretion income on acquired loans		$211,928	3.22%		$206,624	3.05%
Ratio of interest earning assets to interest bearing liabilities	128.8%			132.5%
1 Average balances include loans held for sale and non-accrual loans. Interest includes prepayment fees and late charges.
2 Includes club accounts and interest bearing mortgage escrow balances.
3 Net interest rate spread represents the difference between the tax equivalent yield on average interest earning assets and the cost of average interest bearing liabilities.
4 Net interest earning assets represents total interest earning assets less total interest bearing liabilities.

Sterling Bancorp and Subsidiaries
Non-GAAP Financial Measures
(unaudited, in thousands, except share and per share data)

The Company provides supplemental reporting of non-GAAP/adjusted financial measures as management believes this information is useful to investors. See legend beginning on page 23.
	As of and for the Quarter Ended
	6/30/2019	9/30/2019	12/31/2019	3/31/2020	6/30/2020

The following table shows the reconciliation of pretax pre-provision net revenue to adjusted pretax pre-provision net revenue[1]:

Net interest income	$231,839	$223,321	$228,257	$211,772	$213,299
Non-interest income	27,058	51,830	32,381	47,326	26,090
Total net interest income and non-interest income	258,897	275,151	260,638	259,098	239,389
Non-interest expense	126,940	106,455	115,450	114,713	124,881
Pretax pre-provision net revenue	131,957	168,696	145,188	144,385	114,508

Adjustments:
Accretion income	(23,745)	(17,973)	(19,497)	(10,686)	(10,086)
Net loss (gain) on sale of securities	528	(6,882)	76	(8,412)	(485)
Net (gain) loss on termination of Astoria defined benefit pension plan	—	(12,097)	280	—	—
Loss on extinguishment of debt	—	—	—	744	9,723
Impairment related to financial centers and real estate consolidation strategy	14,398	—	—	—	—
Charge for asset write-downs, systems integration, retention and severance	—	—	5,133	—	—
Amortization of non-compete agreements and acquired customer list intangible assets	200	200	200	172	172
Adjusted pretax pre-provision net revenue	$123,338	$131,944	$131,380	$126,203	$113,832

Sterling Bancorp and Subsidiaries
NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

The Company provides supplemental reporting of non-GAAP/adjusted financial measures as management believes this information is useful to investors. See legend beginning on page 23.
	As of and for the Quarter Ended
	6/30/2019	9/30/2019	12/31/2019	3/31/2020	6/30/2020

The following table shows the reconciliation of stockholders’ equity to tangible common equity and the tangible common equity ratio2:

Total assets	$30,237,545	$30,077,665	$30,586,497	$30,335,036	$30,839,893
Goodwill and other intangibles	(1,777,748)	(1,772,963)	(1,793,846)	(1,789,646)	(1,785,446)
Tangible assets	28,459,797	28,304,702	28,792,651	28,545,390	29,054,447
Stockholders’ equity	4,459,158	4,520,967	4,530,113	4,422,424	4,484,187
Preferred stock	(138,011)	(137,799)	(137,581)	(137,363)	(137,142)
Goodwill and other intangibles	(1,777,748)	(1,772,963)	(1,793,846)	(1,789,646)	(1,785,446)
Tangible common stockholders’ equity	2,543,399	2,610,205	2,598,686	2,495,415	2,561,599
Common stock outstanding at period end	205,187,243	202,392,884	198,455,324	194,460,656	194,458,805
Common stockholders’ equity as a % of total assets	14.29%	14.57%	14.36%	14.13%	14.10%
Book value per common share	$21.06	$21.66	$22.13	$22.04	$22.35
Tangible common equity as a % of tangible assets	8.94%	9.22%	9.03%	8.74%	8.82%
Tangible book value per common share	$12.40	$12.90	$13.09	$12.83	$13.17

The following table shows the reconciliation of reported return on average tangible common equity and adjusted return on average tangible common equity[3]:

Average stockholders’ equity	$4,423,910	$4,489,167	$4,524,417	$4,506,537	$4,464,403
Average preferred stock	(138,142)	(137,850)	(137,698)	(137,579)	(137,361)
Average goodwill and other intangibles	(1,780,885)	(1,776,118)	(1,780,102)	(1,792,400)	(1,788,200)
Average tangible common stockholders’ equity	2,504,883	2,575,199	2,606,617	2,576,558	2,538,842
Net income available to common	94,473	120,465	104,722	12,171	48,820
Net income, if annualized	378,930	477,932	415,473	48,951	196,353
Reported return on avg tangible common equity	15.13%	18.56%	15.94%	1.90%	7.73%
Adjusted net income (loss) (see reconciliation on page 20)	$105,124	$105,629	$108,855	$(3,124)	$56,926
Annualized adjusted net income (loss)	421,651	419,072	431,870	(12,565)	228,955
Adjusted return on average tangible common equity	16.83%	16.27%	16.57%	(0.49)%	9.02%

The following table shows the reconciliation of reported return on average tangible assets and adjusted return on average tangible assets[4]:

Average assets	$29,666,951	$29,747,603	$30,349,691	$30,484,433	$30,732,914
Average goodwill and other intangibles	(1,780,885)	(1,776,118)	(1,780,102)	(1,792,400)	(1,788,200)
Average tangible assets	27,886,066	27,971,485	28,569,589	28,692,033	28,944,714
Net income available to common	94,473	120,465	104,722	12,171	48,820
Net income, if annualized	378,930	477,932	415,473	48,951	196,353
Reported return on average tangible assets	1.36%	1.71%	1.45%	0.17%	0.68%
Adjusted net income (loss) (see reconciliation on page 20)	$105,124	$105,629	$108,855	$(3,124)	$56,926
Annualized adjusted net income (loss)	421,651	419,072	431,870	(12,565)	228,955
Adjusted return on average tangible assets	1.51%	1.50%	1.51%	(0.04)%	0.79%

Sterling Bancorp and Subsidiaries
NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

The Company provides supplemental reporting of non-GAAP/adjusted financial measures as management believes this information is useful to investors. See legend beginning on page 23.
	As of and for the Quarter Ended
	6/30/2019	9/30/2019	12/31/2019	3/31/2020	6/30/2020
The following table shows the reconciliation of the reported operating efficiency ratio and adjusted operating efficiency ratio[5]:

Net interest income	$231,839	$223,321	$228,257	$211,772	$213,299
Non-interest income	27,058	51,830	32,381	47,326	26,090
Total revenue	258,897	275,151	260,638	259,098	239,389
Tax equivalent adjustment on securities	3,834	3,586	3,463	3,454	3,411
Net loss (gain) on sale of securities	528	(6,882)	76	(8,412)	(485)
(Gain) loss on termination of pension plan	—	(12,097)	280	—	—
Depreciation of operating leases	—	—	—	(3,492)	(3,136)
Adjusted total revenue	263,259	259,758	264,457	250,648	239,179
Non-interest expense	126,940	106,455	115,450	114,713	124,881
Charge for asset write-downs, systems integration, retention and severance	—	—	(5,133)	—	—
Impairment related to financial centers and real estate consolidation strategy	(14,398)	—	—	—	—
Gain (loss) on extinguishment of borrowings	—	—	—	(744)	(9,723)
Depreciation of operating leases	—	—	—	(3,492)	(3,136)
Amortization of intangible assets	(4,785)	(4,785)	(4,785)	(4,200)	(4,200)
Adjusted non-interest expense	107,757	101,670	105,532	106,277	107,822
Reported operating efficiency ratio	49.0%	38.7%	44.3%	44.3%	52.2%
Adjusted operating efficiency ratio	40.9	39.1	39.9	42.4	45.1

The following table shows the reconciliation of reported net income (GAAP) and earnings per share to adjusted net income available to common stockholders (non-GAAP) and adjusted diluted earnings per share(non-GAAP)[6]:

Income before income tax expense	$120,457	$154,996	$134,603	$6,105	$57,902
Income tax expense (benefit)	23,997	32,549	27,905	(8,042)	7,110
Net income (GAAP)	96,460	122,447	106,698	14,147	50,792
Adjustments:
Net loss (gain) on sale of securities	528	(6,882)	76	(8,412)	(485)
(Gain) loss on termination of pension plan	—	(12,097)	280	—	—
(Gain) loss on extinguishment of debt	—	—	—	744	9,723
Impairment related to financial centers and real estate consolidation strategy	14,398	—	—	—	—
Charge for asset write-downs, systems integration, retention and severance	—	—	5,133	—	—
Amortization of non-compete agreements and acquired customer list intangible assets	200	200	200	172	172
Total pre-tax adjustments	15,126	(18,779)	5,689	(7,496)	9,410
Adjusted pre-tax income (loss)	135,583	136,217	140,292	(1,391)	67,312
Adjusted income tax expense (benefit)	28,472	28,606	29,461	(243)	8,414
Adjusted net income (loss) (non-GAAP)	107,111	107,611	110,831	(1,148)	58,898
Preferred stock dividend	1,987	1,982	1,976	1,976	1,972
Adjusted net income (loss) available to common stockholders (non-GAAP)	$105,124	$105,629	$108,855	$(3,124)	$56,926

Weighted average diluted shares	207,376,239	203,566,582	200,252,542	196,709,038	193,604,431
Reported diluted EPS (GAAP)	$0.46	$0.59	$0.52	$0.06	$0.25
Adjusted diluted EPS (non-GAAP)	0.51	0.52	0.54	(0.02)	0.29

Sterling Bancorp and Subsidiaries
NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

The Company provides supplemental reporting of non-GAAP/adjusted financial measures as management believes this information is useful to investors. See legend beginning on page 23.
	For the Six Months Ended June 30,
	2019	2020
The following table shows the reconciliation of reported net income (GAAP) and earnings per share to adjusted net income available to common stockholders (non-GAAP) and adjusted diluted earnings per share (non-GAAP)[5]:

Income before income tax expense	$250,368	$64,007
Income tax expense (benefit)	52,471	(932)
Net income (GAAP)	197,897	64,939

Adjustments:
Net loss (gain) on sale of securities	13,712	(8,896)
Net (gain) on sale or residential mortgage loans	(8,313)	—
Impairment related to financial centers and real estate consolidation strategy	14,398	—
(Gain) loss on extinguishment of borrowings	3,344	—
(Gain) on extinguishment of borrowings	(46)	10,467
Amortization of non-compete agreements and acquired customer list intangible assets	441	343
Total pre-tax adjustments	23,536	1,914
Adjusted pre-tax income	273,904	65,921
Adjusted income tax expense	57,520	8,240
Adjusted net income (non-GAAP)	$216,384	$57,681
Preferred stock dividend	3,976	3,948
Adjusted net income available to common stockholders (non-GAAP)	$212,408	$53,733

Weighted average diluted shares	210,419,425	195,168,557
Diluted EPS as reported (GAAP)	$0.92	$0.31
Adjusted diluted EPS (non-GAAP)	1.01	0.28

Sterling Bancorp and Subsidiaries
NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

The Company provides supplemental reporting of non-GAAP/adjusted financial measures as management believes this information is useful to investors. See legend below.
	For the Six Months Ended June 30,
	2019	2020
The following table shows the reconciliation of reported return on average tangible common equity and adjusted return on average tangible common equity[2]:
Average stockholders’ equity	$4,419,703	$4,485,470
Average preferred stock	(138,245)	(137,470)
Average goodwill and other intangibles	(1,768,763)	(1,790,300)
Average tangible common stockholders’ equity	2,512,695	2,557,700
Net income available to common stockholders	$193,921	$60,991
Net income available to common stockholders, if annualized	391,056	122,317
Reported return on average tangible common equity	15.56%	4.78%
Adjusted net income available to common stockholders (see reconciliation on page 21)	$212,408	$53,733
Adjusted net income available to common stockholders, if annualized	428,337	107,761
Adjusted return on average tangible common equity	17.05%	4.21%
The following table shows the reconciliation of reported return on avg tangible assets and adjusted return on avg tangible assets[3]:
Average assets	$30,201,974	$30,608,673
Average goodwill and other intangibles	(1,768,763)	(1,790,300)
Average tangible assets	28,433,211	28,818,373
Net income available to common stockholders	193,921	60,991
Net income available to common stockholders, if annualized	391,056	122,317
Reported return on average tangible assets	1.38%	0.42%
Adjusted net income available to common stockholders (see reconciliation on page 21)	$212,408	$53,733
Adjusted net income available to common stockholders, if annualized	428,337	107,761
Adjusted return on average tangible assets	1.51%	0.38%
The following table shows the reconciliation of the reported operating efficiency ratio and adjusted operating efficiency ratio[4]:
Net interest income	$467,345	$425,071
Non-interest income	46,655	73,416
Total revenues	514,000	498,487
Tax equivalent adjustment on securities	7,781	6,865
Net loss on sale of securities	13,712	(8,896)
(Gain) on sale of residential mortgage loans	(8,313)	—
Depreciation of operating leases	—	(6,628)
Adjusted total net revenue	527,180	489,828
Non-interest expense	241,932	239,594
Charge for asset write-downs, retention and severance	(3,344)	—
Impairment related to financial centers and real estate consolidation strategy	(14,398)	—
Gain on extinguishment of borrowings	46	(10,467)
Depreciation of operating leases	—	(6,628)
Amortization of intangible assets	(9,611)	(8,400)
Adjusted non-interest expense	$214,625	$214,099
Reported operating efficiency ratio	47.1%	48.1%
Adjusted operating efficiency ratio	40.7%	43.7%

Sterling Bancorp and Subsidiaries
NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

The non-GAAP/as adjusted measures presented above are used by our management and the Company’s Board of Directors on a regular basis in addition to our GAAP results to facilitate the assessment of our financial performance and to assess our performance compared to our annual budget and strategic plans. These non-GAAP/adjusted financial measures complement our GAAP reporting and are presented above to provide investors, analysts, regulators and others information that we use to manage and evaluate our performance each period. This information supplements our GAAP reported results, and should not be viewed in isolation from, or as a substitute for, our GAAP results. When non-GAAP/adjusted measures are impacted by income tax expense, we present the pre-tax amount for the income and expense items that result in the non-GAAP adjustments and present the income tax expense impact at the effective tax rate in effect for the period presented.

1 Pretax pre-provision net revenue is a financial measure calculated by adjusting pretax income and eliminating provision for credit losses. We believe the use of pretax pre-provision net revenue provides useful information to readers of our financial statements because it enables an assessment of our ability to generate earnings to cover credit losses through a credit cycle.

2 Stockholders’ equity as a percentage of total assets, book value per common share, tangible common equity as a percentage of tangible assets and tangible book common value per share provides information to help assess our capital position and financial strength. We believe tangible book measures improve comparability to other banking organizations that have not engaged in acquisitions that have resulted in the accumulation of goodwill and other intangible assets.

3 Reported return on average tangible common equity and adjusted return on average tangible common equity measures provide information to evaluate the use of our tangible common equity.

4 Reported return on average tangible assets and adjusted return on average tangible assets measures provide information to help assess our profitability.

5 The reported operating efficiency ratio is a non-GAAP measure calculated by dividing our GAAP non-interest expense by the sum of our GAAP net interest income plus GAAP non-interest income. The adjusted operating efficiency ratio is a non-GAAP measure calculated by dividing non-interest expense adjusted for intangible asset amortization and certain expenses generally associated with discrete merger transactions and non-recurring strategic plans by the sum of net interest income plus non-interest income plus the tax equivalent adjustment on securities income and elimination of the impact of gain or loss on sale of securities. The adjusted operating efficiency ratio is a measure we use to assess our operating performance.

6 Adjusted net income available to common stockholders and adjusted diluted earnings per share present a summary of our earnings, which includes adjustments to exclude certain revenues and expenses (generally associated with discrete merger transactions and non-recurring strategic plans) to help in assessing our profitability.